                                                                    Exhibit 99.1

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Savant Corporation

     We have audited the accompanying balance sheets of Savant Corporation (the "Company") as of June 30, 2000 and 1999, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savant Corporation at June 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                            /s/Ernst & Young LLP

McLean, Virginia
August 23, 2000

                               SAVANT CORPORATION

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,
                                                               (UNAUDITED)           JUNE 30,
                                                              -------------   -----------------------
                                                                  2000           2000         1999
                                                              -------------   ----------   ----------
                           ASSETS
Current assets:
    Cash....................................................  $   488,838    $   333,783  $   567,813
    Accounts receivable.....................................      494,245      1,037,578      400,084
    Receivable for redeemable convertible preferred stock...           --         50,400           --
    Prepaid offering costs..................................       54,689             --       75,000
    Other prepaid expenses and current assets...............           --         49,546       39,518
                                                              -----------    -----------  -----------
         Total current assets...............................    1,037,772      1,471,307    1,082,415
Property and equipment:
    Furniture and fixtures..................................      100,333        100,333       96,142
    Computer equipment......................................      154,599        154,599       84,435
    Leasehold improvements..................................       14,310         14,310       14,310
    Equipment under capital lease...........................       84,345         54,706      114,200
                                                              -----------    -----------  -----------
                                                                  353,587        323,948      309,087
Less: accumulated depreciation and amortization.............     (230,215)      (216,843)    (128,451)
                                                              -----------    -----------  -----------
                                                                  123,372        107,105      180,636
Software rights and development costs, net..................      872,585        626,090       48,857
Deposits....................................................        4,870          6,826        1,644
                                                              -----------    -----------  -----------
         Total assets.......................................  $ 2,038,599    $ 2,211,328  $ 1,313,552
                                                              ===========    ===========  ===========
           LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Unearned revenue........................................  $   700,929    $   786,806  $   386,291
    Accounts payable........................................      118,690        109,334       88,143
    Current portion of notes payable to related party.......      580,952        547,591      584,453
    Current portion of notes payable to third parties.......           --        105,064      172,800
    Accrued professional fees and other current
      liabilities...........................................           --             --       30,631
    Accrued payroll expenses................................      239,666        102,878       88,176
    Capital lease obligations -- current....................       17,442         16,039       24,087
                                                              -----------    -----------  -----------
         Total current liabilities..........................    1,657,679      1,667,712    1,374,581
Notes payable to related party..............................           --             --      237,997
Capital lease obligations...................................       22,768          1,898       18,327
                                                              -----------    -----------  -----------
         Total liabilities..................................    1,680,447      1,669,610    1,630,905
Redeemable convertible preferred stock, $0.01 and $.000005
  par value; authorized shares 5,005,000, issued and
  outstanding 615,950 and 615,950 at September 30 and June
  30, 2000 and 2,223 at June 30, 1999 ($1,571,693
  liquidation value)........................................    1,420,331      1,420,331      900,657
Shareholders' deficit:
Common stock, $0.000005 par value; authorized shares
  100,000,000, issued and outstanding 22,170,476,
  21,886,000, and 21,746,000 at September 30, 2000, June 30,
  2000 and June 30, 1999, respectively......................          111            110          110
Additional paid-in capital..................................    1,721,949      1,621,596    1,416,425
Accumulated deficit.........................................   (2,784,239)    (2,500,319)  (2,634,545)
                                                              -----------    -----------  -----------
                                                               (1,062,179)      (878,613)  (1,218,010)
                                                              -----------    -----------  -----------
         Total liabilities and shareholders' deficit........  $ 2,038,599    $ 2,211,328  $ 1,313,552
                                                              ===========    ===========  ===========

                            See accompanying notes.

                               SAVANT CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                THREE
                                                               MONTHS
                                                                ENDED
                                                            SEPTEMBER 30,
                                                             (UNAUDITED)      YEAR ENDED JUNE 30,
                                                            -------------   -----------------------
                                                                2000           2000         1999
                                                            -------------   ----------   ----------
Net revenue:
  Product sales...........................................    $ 249,486     $2,555,952   $2,318,227
  Development & design....................................           --         81,510      899,490
  Maintenance and other revenues..........................      410,400      1,120,949      444,243
                                                              ---------     ----------   ----------
                                                                659,886      3,758,411    3,661,960
Operating expenses:
  General and administrative..............................      361,921      1,242,777      986,377
  Sales and marketing.....................................      393,257      1,450,582    1,215,721
  Research and development................................      120,749        688,626    1,078,862
  Product maintenance.....................................       51,299        151,539       60,887
                                                              ---------     ----------   ----------
                                                                927,226      3,533,524    3,341,847
                                                              ---------     ----------   ----------
Income (loss) from operations.............................     (267,340)       224,887      320,113
Other income (expense):
  Interest and other income...............................        4,048          8,274       12,975
  Interest expense........................................      (20,628)       (98,935)    (213,232)
                                                              ---------     ----------   ----------
                                                                (16,580)       (90,661)    (200,257)
                                                              ---------     ----------   ----------
Income (loss) before cumulative effect of accounting
  change..................................................     (283,920)       134,226      119,856
                                                              =========     ==========   ==========
Cumulative effect of accounting change:
  Adoption of SOP 98-5....................................           --             --      (16,364)
                                                              ---------     ----------   ----------
Net income (loss).........................................    $(283,920)    $  134,226   $  103,492
                                                              =========     ==========   ==========

                            See accompanying notes.

                               SAVANT CORPORATION

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                           COMMON STOCK       ADDITIONAL
                                        -------------------    PAID-IN     ACCUMULATED
                                          SHARES     AMOUNT    CAPITAL       DEFICIT        TOTAL
                                        ----------   ------   ----------   -----------   -----------
Balance at June 30, 1998..............  20,000,000    $100    $  960,717   $(2,738,037)  $(1,777,220)
Conversion of debt to common stock....   1,508,000       8       229,100            --       229,108
Common stock issued as consideration
  for services........................     124,000       1        47,499            --        47,500
Amortization of compensatory stock
  options.............................          --      --       155,334            --       155,334
Common stock issued to directors......     114,000       1        23,775            --        23,776
Net income............................          --      --            --       103,492       103,492
                                        ----------    ----    ----------   -----------   -----------
Balance at June 30, 1999..............  21,746,000    $110    $1,416,425   $(2,634,545)  $(1,218,010)
                                        ==========    ====    ==========   ===========   ===========
Exercise of stock options.............      54,000      --         2,700            --         2,700
Common stock issued to directors......      86,000      --        23,220            --        23,220
Amortization of compensatory stock
  options.............................          --      --       179,251            --       179,251
Net income............................          --      --            --       134,226       134,226
                                        ----------    ----    ----------   -----------   -----------
Balance at June 30, 2000..............  21,886,000    $110    $1,621,596   $(2,500,319)  $  (878,613)
                                        ==========    ====    ==========   ===========   ===========
Exercise of stock options.............      14,000      --           722            --           722
Conversion of debt to common stock....     270,476       1        56,799            --        56,800
Amortization of compensatory stock
  options.............................          --      --        42,832            --        42,832
Net loss..............................          --      --            --      (283,920)     (283,920)
                                        ----------    ----    ----------   -----------   -----------
Balance at September 30, 2000
  (unaudited).........................  22,170,476    $111    $1,721,949   $(2,784,239)  $(1,062,179)
                                        ==========    ====    ==========   ===========   ===========

                            See accompanying notes.

                               SAVANT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                              THREE MONTHS
                                                                 ENDED
                                                             SEPTEMBER 30,
                                                              (UNAUDITED)      YEAR ENDED JUNE 30,
                                                            ----------------   -------------------
                                                                  2000           2000       1999
                                                            ----------------   --------   --------
OPERATING ACTIVITIES
Net income (loss).........................................     $(283,920)     $ 134,226  $ 103,492
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
     Depreciation and amortization........................        17,539        142,805    154,079
     Amortization of compensatory stock options...........        42,832        179,251    155,334
     Write-off of prepaid offering costs..................            --         75,000         --
     Common stock issued as consideration for services....            --             --     47,500
     Common stock issued to directors.....................            --         23,220     23,776
     Cumulative effect of accounting change...............            --             --     16,364
     Changes in operating assets and liabilities:
       Accounts receivable................................       543,333       (637,494)   (76,107)
       Other prepaid expenses and current assets..........        (5,143)       (10,028)   (23,745)
       Deposits...........................................         1,956         (5,182)    14,376
       Unearned revenue...................................       (85,877)       400,515    206,209
       Accounts payable and accrued professional fees.....         9,356         (9,440)    23,423
       Accrued payroll expenses...........................       136,788         14,702     48,127
                                                               ---------      ---------  ---------
Net cash provided by operating activities.................       376,864        307,575    692,828
INVESTING ACTIVITIES
Purchase of property and equipment........................            --        (14,861)   (66,613)
Acquisition of software rights and development............      (250,662)      (631,646)        --
                                                               ---------      ---------  ---------
Net cash used in investing activities.....................      (250,662)      (646,507)   (66,613)
FINANCING ACTIVITIES
Proceeds from long-term debt and short-term borrowings....           722             --    750,000
Proceeds from the exercise of stock options...............            --          2,700         --
Proceeds from indebtedness................................       (14,903)       120,000         --
Proceeds from note payable to Space Applications
  Corporation.............................................            --             --         --
Repayments of indebtedness................................            --       (462,595)  (840,096)
Repayments of note payable................................            --             --         --
Proceeds from sale of convertible preferred stock, net....        50,400        469,274         --
Prepaid offering costs....................................            --             --    (75,000)
Payments under capital lease obligations..................        (7,366)       (24,477)   (32,242)
                                                               ---------      ---------  ---------
Net cash provided by (used in) financing activities.......        28,853        104,902   (197,338)
(Decrease) increase in cash...............................       155,055       (234,030)   428,877
Cash at beginning of year.................................       333,783        567,813    138,936
                                                               ---------      ---------  ---------
Cash at end of year.......................................     $ 488,838      $ 333,783  $ 567,813
                                                               =========      =========  =========
Cash paid for interest....................................     $  20,628      $  98,935  $ 162,464
                                                               =========      =========  =========

                            See accompanying notes.

                               SAVANT CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Savant Corporation (the "Company") develops, sells, supports, and provides training for computer software applications. Currently, the Company's primary product which was released for sale in March 1997, is Diagnostic Center software for use with Oracle Relational Data Base Management Systems ("RDBMS") and which allows the users to monitor and adjust the operations of RDBMS. The Company is capable of providing its software and services worldwide.

     During the year ended June 30, 2000, the Company developed three additional products that work with the Diagnostic Center: Sensor, Analyst and Profiler.

INTERIM FINANCIAL INFORMATION

     The accompanying financial statements as of September 30, 2000, and for the three months then ended are unaudited. This unaudited information has been prepared by the Company on the same basis as the audited consolidated financial statements and, in the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation, have been included in the accompanying unaudited statements as of and for the three months ended September 30, 2000. The results for the three months ended September 30, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 2001.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at historical cost. Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. The Company estimates the useful lives to be three years for computers and software and five years for equipment. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the term of the lease or the assets useful lives. Amortization of equipment under capital lease is computed using the straight-line method over the shorter of the term of the lease or the related asset's estimated useful life. Depreciation expense recognized for the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999 was $13,372, $88,392 and
$65,005, respectively.

RESEARCH AND DEVELOPMENT

     All research and development costs are expensed as incurred until technological feasibility has been established ("beta stage"). Once technological feasibility has been established, such costs are capitalized until the software has completed beta testing and is generally available. After the software becomes generally available, the related capitalized costs are amortized on a straight-line basis over a period that approximates its useful life. Management periodically reviews recoverability of the remaining unamortized costs and, if necessary, makes an adjustment to reduce the carrying value to approximate net realizable value.

SOFTWARE RIGHTS AND DEVELOPMENT COSTS

     Software rights and development costs are stated at cost. Amortization of software rights and development costs is computed on the straight-line basis over three years. The Company capitalized $250,662 and $581,646 of software development costs during the three months ended September 30, 2000 and the year ended June 30, 2000. The Company also paid $50,000 to a third party for the rights to certain software. In connection with this purchase of the rights to certain software from a third party, the

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Company will have to make an additional payment of $25,000 to the third party once the software is available for commercial release. Such payment will be recorded by the Company when it is earned and amortized over the remaining life of the software.

     The amortization expense recognized for software rights and development costs for the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999 was $4,167, $54,413 and $89,074, respectively. Accumulated amortization as of September 30, 2000, June 30, 2000 and June 30, 1999 was $291,086, $286,919 and $232,506, respectively.

ORGANIZATIONAL COSTS

     On July 1, 1998, the Company adopted the provisions of Statement of Position ("SOP") 98-5, Reporting the Costs of Start-Up Activities. SOP 98-5 requires that any costs related to start-up activities be expensed in the period incurred. In addition, in connection with the adoption of SOP 98-5, the Company wrote-off its remaining organization costs of $16,364 and reflected such write-off as the cumulative effect of adopting an accounting change in the statement of operations for the year ended June 30, 1999.

REVENUE RECOGNITION

     The Company records revenue in accordance with AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended. In accordance with SOP 97-2, revenue from product sales is recognized upon shipment provided that no significant vendor and post contract support obligations remain and collection of the related receivable is considered probable. Revenues from post contract customer support, primarily maintenance, are recognized ratably over the period the customer support services are provided, which is generally one year. In software arrangements that include post contract customer support, the Company allocates the total fee among each deliverable based on the relative fair value of the deliverables determined on vendor specific objective evidence.

     Development and design revenues represent research services provided to a third party for development of certain software. Such revenues are recognized as performance hurdles are met (in accordance with the provisions of the agreement) and collectibility is probable.

ADVERTISING EXPENSE

     The cost of advertising is expensed as incurred, and amounted to $10,574, $65,987 and $62,746 for the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999, respectively.

INCOME TAXES

     The Company computes income taxes under the liability method. Under the liability method, deferred income taxes are generally determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Net deferred tax assets are recorded when it is more likely than not that such tax benefits will be realized.

STOCK BASED COMPENSATION

     During fiscal 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income had the fair value of the options been expensed. The

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock (See Note 7).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  ORGANIZATION AND CAPITALIZATION

     The Company was incorporated on April 30, 1996. On this date, the Company purchased substantially all of the assets of Envision Software, Incorporated ("Envision") for $100,000 and a 55% interest in the outstanding common stock of the Company. The purchase price was allocated to both the tangible assets and the software rights acquired from Envision.

     During fiscal year 1996, the Company sold a 45% interest in the outstanding common stock of the Company to Space Applications Corporation ("SAC") for cash totaling $700,000 and notes receivable totaling $440,000. The notes receivable were due monthly through September 1996. These notes were paid in full as of October 16, 1996. During fiscal 1999, SAC sold its 45% interest in the Company to Summit Aviation, Inc. ("Summit").

3.  RELATED PARTY TRANSACTIONS

     The Company had an administrative services agreement with SAC, whereby SAC will provide the Company with certain administrative and management services. The payment of up to $200,000 of these costs may be deferred by the Company under a line of credit agreement. Any deferred amounts bore interest at an annual rate of 20% from the date of invoice until paid in full.

     In September 1998, the Company consolidated all outstanding debt with SAC (including amounts drawn down under the administrative services agreement) into one note in the amount of $235,709, bearing an annual interest rate of 10.5% and amortizing over the term of the note, which matures on October 1, 2000. The note is secured by certain assets of the Company. At June 30, 1999, the outstanding balance on this note was $162,505.

     In September 1998, the Company entered into a promissory note with Summit in the amount of $750,000, bearing an annual interest rate of 14% and amortizing over the term of the note, which matures on October 31, 2000. This note is personally secured by the President of the Company. The proceeds of this note were used to retire the line of credit with Capital Financial and Management, Inc. (see Note 4). At June 30, 1999, the outstanding balance on this note was $659,945.

     In March 2000, the Company, SAC and Summit agreed on a new payment plan in connection with raising additional capital. The new payment plan provided for three payments to settle the debt with the last payment on May 15, 2000, the anticipated date of closing a transaction to raise capital. As of September 30, 2000, the Company has not made all of these payments as it did not raise the capital it anticipated. As a result, the entire remaining balances are classified as current, as they are due. At September 30, 2000 the outstanding balances on these notes payable to SAC and Summit were $87,097 and $493,855, respectively and are reflected in notes payable to related parties in the balance sheet. At June 30, 2000, the outstanding balances on these notes payable to SAC and Summit were $87,097 and $460,494, respectively and are reflected in notes payable to related party in the balance sheet. Included in these amounts is accrued interest totaling $90,161.

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In December 1998, the Company signed a memorandum of understanding with Steven Myers & Associates, Inc. ("SMA"), a company affiliated with Summit, for SMA to provide professional services to the Company with respect to a private placement of Company securities. The total fee for such services was expected to be $300,000, of which $75,000 was paid as of June 30, 1999. The $75,000 paid as of June 30, 1999 was capitalized and included in prepaid offering costs in the June 30, 1999 balance sheet. The prepaid offering costs were expensed in general and administrative expenses during the year ended June 30, 2000 as the private placement never occurred. In the event that the Company is acquired, the remaining $225,000 obligation would be payable to SMA under this memorandum of understanding.

4.  LONG-TERM DEBT

     On July 9, 1997, the Company entered into a letter of agreement with a third party for the express purpose of raising operating capital for the Company. This agreement provided that the Company would pay interest at a rate of 20% per annum for all loans received, with principal and interest payments due 24 months from the date of investment. Upon loan maturity, the Company would repay the principal and interest in full, or at the investors option, credit the interest towards the purchase of Company stock at a value of $0.209 per share. The Company borrowed $120,000 under this agreement. This loan had a maturity date of July 9, 1999.

     On August 1, 1999, the loan was replaced by another loan with principal and interest payments due 13 months from the date of investment. Upon loan maturity, the Company would repay the principal and interest in full, or at the investors option, credit the interest towards the purchase of Company stock at a value of $0.209 per share. The Company borrowed $120,000 under this agreement. This loan has a maturity date of September 1, 2000. The interest accrued and unpaid at June 30, 2000 and 1999 was $58,483 and $52,800, respectively and is included as part of this debt balance. The principal amount outstanding at June 30, 2000 and 1999 was $46,581 and $120,000, which is included in notes payable to third party. On August 29, 2000, $56,800 of accrued interest was converted to 270,476 shares of the Company's common stock under terms stipulated in the original loan agreement. In addition, the rest of the balance was fully paid during the three months ended September 30, 2000.

     On September 15, 1997, the Company entered into a line of credit, with Capital Financial and Management, Inc. with a maximum borrowing amount not to exceed $900,000, which was due on September 15, 1999. Interest on any outstanding principal amounts was payable at an annual rate of 22%. There is no balance outstanding as of June 30, 2000 and 1999, and the line of credit was terminated at its maturity date.

     An additional note was entered into on May 21, 1998, in the amount of $50,000 which is due on or before May 21, 2000. Interest on this note is payable at an annual rate of 10%, to be paid at maturity. The note contains a conversion feature which allows the lender to convert all principal and interest due to shares of common stock of the Company, on or before the date of note maturity, at a rate of $0.270 per share. In March 1999, an additional $50,000 note was entered into on substantially the same terms as the first note. In June 1999, the entire outstanding balance of $105,990, which included $5,990 of accrued interest, was converted into 392,000 shares of common stock.

5.  LEASES

     The Company leases office facilities and certain equipment. The office facility lease is classified as an operating lease. The equipment leases are classified as either operating or capital leases. The Company incurred rent expense related to operating leases of $33,112, $119,584 and $114,644 for the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999, respectively.

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As of September 30, 2000, future minimum lease payments under capital leases and non-cancelable operating leases with initial terms of one year or more are as follows (unaudited):

                                                              CAPITAL
YEAR ENDING JUNE 30,                                          LEASES    OPERATING LEASES
--------------------                                          -------   ----------------
2001........................................................  $23,815       $122,158
2002........................................................   13,702        105,442
2003........................................................   11,737          3,307
                                                              -------       --------
          Total minimum lease payments......................   49,254       $230,907
                                                                            ========
Amount representing interest................................   (9,044)
                                                              -------
Present value of net minimum lease payments.................  $40,210
                                                              =======

     As of June 30, 2000, future minimum lease payments under capital leases and non-cancelable operating leases with initial terms of one year or more are as follows:

                                                              CAPITAL
YEAR ENDING JUNE 30,                                          LEASES    OPERATING LEASES
--------------------                                          -------   ----------------
2001........................................................  $17,921       $122,158
2002........................................................    1,965        105,442
2003........................................................       --          3,307
                                                              -------       --------
          Total minimum lease payments......................   19,886       $230,907
                                                                            ========
Amount representing interest................................    1,949
                                                              -------
Present value of net minimum lease payments.................  $17,937
                                                              =======

     The Company entered into capital lease obligations for equipment in the amount of $23,639, $0 and $17,894 during the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999, respectively.

6.  INCOME TAXES

     At September 30 and June 30, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,321,386 and $2,037,466, respectively, which are available to offset future federal taxable income through 2015. Net deferred tax assets have been fully offset by a valuation allowance due to the uncertainty of their realization.

7.  SHAREHOLDERS' EQUITY

SALE OF PREFERRED STOCK

     On or before January 31, 1997 the Company sold 2,223 shares of non-voting redeemable convertible preferred stock (the "1997 Preferred Stock"), par value $0.01, at $417.13 per share in a private placement memorandum. There are 5,000 shares of the 1997 Preferred Stock authorized for issuance. The 1997 Preferred Stock is non-voting, except that holders are entitled to elect one individual to serve on the Company's Board of Directors. Each holder of the 1997 Preferred Stock will have the right to convert, at any time, any or all of such holder's shares into common stock at an applicable conversion ratio as defined in the private placement memorandum dated December 16, 1996. The 1997 Preferred Stock is non-cumulative, does not have a defined dividend rate and is convertible into 4,446,000 shares of Company common stock. In the event of the sale of the Company, a merger of the Company into another company or the sale or disposition of all or substantially all of the Company's assets, the Company is required to redeem the 1997 Preferred Stock in cash at a rate of $417.13 per share.

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In March 2000, the Company's shareholders approved the issuance of up to an additional 5,000,000 shares of convertible preferred stock with terms identical to the redeemable preferred stock sold in 1997 (the "2000 Redeemable Preferred Stock"). In May 2000, the Company completed the sale of 613,727 shares of the 2000 Preferred Stock, par value $0.000005, at $1.05 per share in a private placement memorandum. The net proceeds to the Company were $519,674 of which $50,400 is still owed as of June 30, 2000 and is reflected as a receivable in the June 30, 2000 balance sheet. This amount was received subsequent to June 30, 2000. The 2000 Preferred Stock is non-voting. Each holder of the 2000 Preferred Stock will have the right to convert, at any time, any or all of such holder's shares into common stock at an applicable conversion ratio as defined in the private placement memorandum dated March 24, 2000. The 2000 Preferred Stock is non-cumulative, does not have a defined dividend rate and is convertible into 613,727 shares of Company common stock. In the event of the sale of the Company, a merger of the Company into another company or the sale or disposition of all or substantially all of the Company's assets, the Company is required to redeem the 2000 Preferred Stock in cash at a rate of $1.05 per share.

STOCK OPTION PLAN

     The Company has a nonqualified stock option plan, under which options are granted to all employees and vest over periods generally ranging from one to four years. A summary of stock option activity is as follows:

                                                                 NUMBER OF        WEIGHTED AVERAGE
                                                                   SHARES          EXERCISE PRICE
                                                              ----------------    ----------------
Balance at June 30, 1998....................................      8,890,000            $0.120
     Granted................................................      2,276,000             0.268
     Exercised..............................................             --                --
     Forfeited..............................................       (120,000)            0.050
                                                                 ----------

Balance at June 30, 1999....................................     11,046,000             0.150
     Granted................................................        586,234             0.251
     Exercised..............................................        (54,000)            0.050
     Forfeited..............................................       (690,000)            0.269
                                                                 ----------

Balance at June 30, 2000....................................     10,888,234             0.148
  Granted...................................................        972,500             1.050
  Exercised.................................................        (14,000)            0.050
  Forfeited.................................................       (505,000)            0.312
                                                                 ----------

Balance at September 30, 2000 (unaudited)...................     11,341,734            $0.218
                                                                 ----------

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following represents the Company's outstanding and exercisable stock options at September 30, 2000 (unaudited):

            OPTIONS OUTSTANDING
-------------------------------------------
                             APPROXIMATE            OPTIONS EXERCISABLE
                               WEIGHTED       -------------------------------
              NUMBER           AVERAGE            NUMBER
          OUTSTANDING AT      REMAINING       EXERCISABLE AT      WEIGHTED
EXERCISE  SEPTEMBER 30,    CONTRACTUAL LIFE   SEPTEMBER 30,       AVERAGE
 PRICE         2000           (IN YEARS)           2000        EXERCISE PRICE
--------  --------------   ----------------   --------------   --------------
 $0.005       307,692            9.51                  --          $0.005
  0.050       710,000            7.75             710,000           0.050
  0.079     4,972,000            5.75           4,972,000           0.079
  0.209     3,116,000            7.00           3,116,000           0.209
  0.270     1,203,042            8.80             596,000           0.270
  1.050     1,033,000            9.97                  --           1.050

     The following represents the Company's outstanding and exercisable stock options at June 30, 2000:

            OPTIONS OUTSTANDING
-------------------------------------------
                             APPROXIMATE
                               WEIGHTED             OPTIONS EXERCISABLE
              NUMBER           AVERAGE        -------------------------------
          OUTSTANDING AT      REMAINING           NUMBER          WEIGHTED
EXERCISE  SEPTEMBER 30,    CONTRACTUAL LIFE   EXERCISABLE AT      AVERAGE
 PRICE         2000           (IN YEARS)      JUNE 30, 2000    EXERCISE PRICE
--------  --------------   ----------------   --------------   --------------
 $0.005       307,692            9.76                  --          $0.005
  0.050       724,000            8                724,000           0.050
  0.079     4,972,000            6              4,972,000           0.079
  0.209     3,116,000            7.25           3,116,000           0.209
  0.270     1,680,542            9.05                  --           0.270
  1.050        88,000            9.80                  --           1.050

     The Company granted 2,704,000 options during fiscal 1996, whose grant prices were less than the deemed fair value of the Company's common stock. The Company recognized $117,881 of compensation expense during fiscal 1999 and 1998 related to these options. In addition, the Company recorded $21,030, $121,815 and $37,453 in compensation expense during the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999, respectively, related to certain stock options granted to the President of the Company.

     During fiscal 1998, the Company issued 460,000 warrants to third party as consideration for services received. The warrants are fully vested and exercisable for a period of 10 years at a strike price of $0.209. All of the warrants are outstanding as of September 30, 2000.

     During fiscal year 2000, the Company granted 307,692 options whose grant prices were less than the deemed fair value of the Company's common stock. As a result, the Company recognized $21,802 and $57,436 in compensation expense during the three months ended September 30, 2000 and the year ended June 30, 2000 related to these options.

     Had compensation cost related to the stock option plan been determined based on the fair value at the grant date for options granted during the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999 consistent with the provisions of SFAS 123, the Company's pro forma net
(loss)income would be $(313,045), $87,946 and $82,370, respectively. The fair value of the options granted during fiscal year 1999 are estimated at $0.064 per share on the date of grant using the minimum value option-pricing model with the following assumptions: no dividend yield, no volatility, a risk-free

                               SAVANT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

investment rate of 5.5% and an expected life of 5.0 years from the date of issuance. The fair value of the options granted during fiscal year 2000 are estimated at $0.126 per share on the date of grant using the minimum value option-pricing model with the following assumptions: no dividend yield, no volatility, a risk-free investment rate of 5.5% and an expected life of 5.0 years from the date of issuance. The effect of applying SFAS 123 on pro forma net income is not necessarily representative of the effects on reported net income for future years due to, among other things, the changes in fair value of additional stock options in future years.

COMMON STOCK

     In March 2000, the Company's shareholders approved a 2-for-1 stock split of the Company's common stock. In July 1999, the Company's shareholders approved a 1,000-for-1 stock split of the Company's common stock. Accordingly, all data shown in the accompanying financial statements and notes has been retroactively adjusted to reflect the stock splits.

     In March 2000, the Company's shareholders approved an increase of the authorized shares of Company common stock from 25,000,000 to 100,000,000. In July 1999, the Company's shareholders approved an increase of the authorized shares of Company common stock from 20,000,000 to 25,000,000.

     During fiscal 1999, the Company issued 124,000 shares of common stock to a third party as consideration for certain services valued at $47,500. In addition, during fiscal 2000 and 1999, the Company issued 86,000 and 114,000 shares of common stock, respectively, to non-employee directors as consideration for past services valued at $23,220 and $23,776 in the aggregate.

8.  EMPLOYEE BENEFIT PLAN

     In July 1999, the Company established the Savant Corporation 401(k) Plan (the "Plan"). The Plan was established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "Code"). The Plan covers all employees who have completed three months of service and attained the age of twenty-one. The Plan allows employees to contribute up to 15% of their total compensation, subject to Code limitations. The Company may make a matching contribution at its discretion. No such matching contributions were made during the three months ended September 30, 2000 and the year ended June 30, 2000.

9.  SYBASE LITIGATION

     In May 2000, Sybase, Inc. ("Sybase") filed a lawsuit alleging a breach of contract by the Company relating to a software development agreement. Sybase seeks to have certain software transferred to it plus unspecified damages. The Company has filed a counter complaint against Sybase for breach of contract and seeks damages for services believed to be in excess of $700,000. The Company has denied the allegations in Sybase's complaint and intends to vigorously defend the action. The Company does not believe that this matter will have a material impact on its financial position or results of operations.

10.  SUBSEQUENT EVENT (UNAUDITED)

     In October 2000, the Company and Precise Software Solutions Ltd. (Precise) entered into an agreement under which Precise would acquire all of the outstanding shares of capital stock of the Company for total stock and cash consideration of $20,000,000. In addition, the Company will have the right to receive additional consideration based on the achievement of certain post-acquisition revenue performance targets. The additional consideration would be in an amount equal to four and one-half times the amount by which such revenue exceeds $7 million (up to a maximum of $13 million in revenue).